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                                                                    Exhibit 23.1
                                                                    ------------

                    [GOLDSTEIN GOLUB KESSLER LLP LETTERHEAD]



INDEPENDENT AUDITOR'S CONSENT



To the Board of Directors
Wentworth I, Inc.


We hereby consent to the use in the Prospectus constituting part of Amendment No. 3 to the Registration Statement on Form SB-2 of our report dated May 1, 2001 on the financial statements of Wentworth I, Inc. as of April 30, 2001, which appear in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.



/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York


August 8, 2001